EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS





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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use, in the Post Effective Amendment No. 4 to Form S-1 Registration Statement of Garner Investments, Inc., of our report dated March 24, 2009 on our audits of the financial statements of Garner Investments, Inc. as of December 31, 2008 and 2007, and the results of its operations and cash flows for the two fiscal years then ended and for the period from inception
February 13, 1997 to December 31, 2008, and the reference to us under the caption "Experts."

November 10, 2009



/s/Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.
Aurora, Colorado